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                                                                 Exhibit 10.3(b)

                     FIRST AMENDMENT TO SECURED DEMAND NOTE


     This First Amendment to Secured Demand Note (the "First Amendment") is made and entered into as of the 7th day of March, 1996 by and between Einstein Bros. Bagels, Inc., a Delaware corporation (the "Company"), and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").


                                    RECITALS
                                    --------

      A. Company has heretofore executed that certain Secured Demand Note dated January 30, 1996 (the "Note") payable to the order of Boston Chicken in the original principal amount of $25,000,000.

     B. Company and Boston Chicken have agreed to increase the principal amount of the Note to $40,000,000, and desire to execute this First Amendment to evidence such increase.

     NOW, THEREFORE, in consideration of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Boston Chicken and the Company agree as follows:

          1. The Note is hereby amended by deleting all references to "$25,000,000" and "twenty five million dollars" therefrom and substituting "$40,000,000" and "forty million dollars", respectively in place thereof.

          2. This First Amendment shall become effective when the Company and Boston Chicken shall have each executed and delivered this First Amendment.

          3. The Company represents and warrants to Boston Chicken that: (a) the execution, delivery and performance of this First Amendment have been duly authorized by all necessary action and will not require any consent or approval of its shareholders, violate any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected;
(b) this First Amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms thereof; and (c) no default has occurred and is continuing or exists under the Note, as amended hereby, as of the effective date hereof.

          4. The Note, as amended hereby, is hereby ratified and confirmed and remain in full force and effect in accordance with their respective terms.


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     5. The Company agrees to pay and save Boston Chicken harmless from liability for the payment of all costs and expenses arising in connection with this First Amendment.

     6. This First Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

     7. The First Amendment may be executed in two or more counterparts, each of which together shall constitute the same agreement.

     IN WITNESS WHEREOF, each of the undersigned has, through its duly authorized officers, executed this First Amendment as of the day and year first above written.

                              Borrower:

                              EINSTEIN BROS. BAGELS, INC.,
                              a Delaware corporation


                              By:  /s/ Paul A. Strasen
                                   -----------------------
                              Its:      Vice President
                                   -----------------------


                              Lender:

                              BOSTON CHICKEN, INC., a Delaware
                              corporation



                              By:  /s/ Donald J. Bingle
                                   ---------------------------
                              Its:      Vice President
                                   ---------------------------


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